EXHIBIT 10.14

                           SURETY CAPITAL CORPORATION
                       1845 Precinct Line Road, Suite 100
                               Hurst, Texas 76054

                                January 21, 1997

Mr. B. J. Curley
Surety Capital Corporation
1845 Precinct Line Road, Suite 100
Hurst, Texas  76054

                                            Re:   Level Term Life Insurance

Dear Bud:

     We have previously discussed Surety Capital Corporation ("Surety") providing life insurance coverage for you during the period you are an employee of Surety, and this letter is intended to outline the agreement we have reached for such coverage.

          1. Insurance Coverage and Premium Payments.

               (a) You have applied for and received a term life insurance policy insuring your life in the face amount of $250,000. This policy was issued by First Colony Life Insurance Company (Policy #2748840), and Surety will be provided with a copy of the insurance application and policy. You are the owner of the policy and Surety has no ownership interest in the policy or the proceeds payable under the policy, but Surety will pay the policy premiums until the earlier of
          (1) your reaching age sixty-five (65), or (2) a termination of your employment by Surety (subject to the other provisions in this letter).

               (b) During the term of your employment by Surety, you will provide Surety with a copy of the periodic premium statement, and Surety will either pay same prior to its due date or, if you have previously paid the statement, Surety will reimburse the premium amount to you within thirty days after Surety's receipt of the statement. The premium amount that Surety is obligated to reimburse shall be limited to the cost of level term life insurance from the issuing insurance company for a male who is your age and who qualifies for the company's standard rating for a non-smoker without any restrictive health conditions.

          2. Premium Payments - Employment Termination Prior to Age Sixty-Five. The following provisions shall apply with regard to Surety's obligation to pay the premium payments in the event of a termination of your employment prior to your reaching age sixty-five (65).

               (a) If your employment by Surety is terminated prior to your reaching age sixty-five (65):

                    (1) for any reason other than for Cause (as herein  defined)
               during the period commencing with the effective date of a Change in Control and ending two (2) years thereafter,

                    (2) by you with Good Reason (as herein  defined)  during the period commencing with the effective date of a Change in Control and ending two (2) years thereafter,

                    (3) as a result of your Disability, or


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Mr. B. J. Curley
January 21, 1997
Page 2


                    (4) for any other reason other than Cause,

                    Surety shall be  obligated to continue the premium  payments until the earlier of your reaching age sixty-five (65) or your death.

               (b) If your employment by Surety is terminated for Cause prior to your reaching age sixty-five (65), Surety shall have no further obligations to pay the premiums on the policy, and Surety's obligations under this Agreement shall terminate on the date of your employment termination.

               (c) For purposes of this letter, the following terms shall have the following meanings:

                    (1) "Cause" shall mean any act that is materially adverse to the best interests of Surety and constitutes, on your part, common law fraud, a felony or other gross malfeasance of duty.

                    (2) "Change in Control"  shall be deemed to have occurred if
               (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of Surety, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Surety representing twenty percent (20%) or more of the combined voting power of Surety's then outstanding voting securities; or
               (B) during any period of two (2) consecutive years during the term of this letter, individuals who at the beginning of such period constitute the Board of Directors of Surety cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3rds) of the directors then in office who were directors at the beginning of the period.

                    (3) "Disability" shall mean your inability to manage Surety's property, business or financial affairs by reason of illness, infirmity, insanity, mental incompetency or otherwise, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve (12)
               calendar months' duration. The initial determination (or reasonable expectancy) shall be determined by the opinion of your regularly attending Physician (defined as a person licensed to practice medicine in Texas). If Surety's Board of Directors ("Surety's Board") disagree with your Physician's opinion, or if you have not engaged a Physician, Surety's Board may engage, at its expense, a Physician to examine you, and you consent to such examination and waive, if applicable, any privilege between the Physician and yourself that may arise as a result of said examination. If you have not engaged a Physician, the opinion of the Physician engaged by Surety's Board shall control. If you have engaged a Physician, and if, after conferring, your Physician and Surety's Physician cannot agree on a final opinion, they shall within thirty (30) days thereafter choose a third consulting Physician whose opinion shall control. The expense of the third consulting Physician shall be borne equally by you and Surety.

                    (4) "Good Reason" shall mean:

                         (A) a material reduction of your duties, responsibilities and status with Surety as they existed immediately before the effective date of a Change in Control;

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Mr. B. J. Curley
January 21, 1997
Page 3

                         (B) a reduction of your base salary from that in effect
                    immediately before the effective date of a Change in Control; or

                         (C) your  relocation  to  offices  of Surety  more than
                    thirty (30) miles from the location of Surety's principal offices immediately before the effective date of a Change in Control.

     3. Other Documents. Both you and Surety agree to enter into such other documents or agreements that may be necessary to fulfill the provisions of this letter.

     If  this  letter   properly   outlines  your   understanding   of  Surety's
obligations, please sign one copy of this letter and return it to the undersigned.

                                                         Sincerely,

                                                         /s/ C. Jack Bean

                                                         C. Jack Bean, Chairman


Agreed and Accepted:


/s/ B. J. Curley
----------------
B. J. Curley
Date: January 21, 1997